UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2015

OSL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32658	98-0441032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

81 Big Oak Road, Suite 116

Yardley, PA 19067

(Address of Principal Executive Offices)

(845) 363-6776

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Director

On November 13, 2015, the Board of Directors (the “Board”) of OSL Holdings Inc. (the “Company”) approved by unanimous written consent the appointment of Michael Fasci as Chief Financial Officer and a Director of the Company, effective November 16, 2015.

Michael Fasci, age 57 has 30 years of experience in the finance sector, having served as an officer and director of public and private companies. Mr. Fasci is currently the Chief Executive Officer and Chief Financial Officer of Gourmet Food Solutions, LLC. From 2012 to 2014, Mr. Fasci was the Chief Financial Officer of VHGI Holdings, Inc. From 2006 to 2013, Mr. Fasci was the Chief Financial Officer and a Director of RedFin Network, Inc. Mr. Fasci began his career as a field engineer and then worked as a manager of various remediation filtration and environmental monitoring projects globally before focusing his efforts on daily operations, accounting and financial reporting and Securities and Exchange Commission compliance. Mr. Fasci studied Electrical Engineering at Northeastern University and maintains his qualification as an Enrolled Agent of the Internal Revenue Service.

In evaluating Mr. Fasci’s specific experience, qualifications, attributes and skills in connection with his appointment as Chief Financial Officer and a Director of the Company, the Company considered his background in general management, finance, corporate governance and strategic planning, as well as his extensive experience in the financial industry.

Family Relationships

Mr. Fasci does not have any family relationships with a current officer or director of the Company.

Related Party Transactions

There are no applicable related party transactions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSL HOLDINGS INC.

Date: November 19, 2015	By:	/s/ Robert H. Rothenberg
Robert H. Rothenberg
Chief Executive Officer